UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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PINNACLE BANCSHARES, INC

(Name of Registrant as Specified In Its Charter)

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PINNACLE BANCSHARES, INC.
1811 Second Avenue
Jasper, Alabama 35501
(205) 221-4111
April 28, 2008
Dear Stockholder:
     We invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Pinnacle Bancshares, Inc. (the “Company”) to be held at the CHS Activity Center, 204 19th Street East, Jasper, Alabama on Wednesday, May 28, 2008 at 11:00 a.m., local time.
     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.
     As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that our stockholders may have. Detailed information concerning our activities and operating performance is contained in our Annual Report which also is enclosed.
     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,
James W. Cannon	Robert B. Nolen, Jr.
Chairman of the Board	President and Director

INTRODUCTION
VOTING AND REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL I — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND OTHER MATTERS
COMMITTEES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
CERTAIN TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
MISCELLANEOUS
STOCKHOLDER PROPOSALS

PINNACLE BANCSHARES, INC.
1811 Second Avenue
Jasper, Alabama 35501
(205) 221-4111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2008

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Pinnacle Bancshares, Inc. (the “Company”) will be held at the CHS Activity Center, 204 19th Street East, Jasper, Alabama, on Wednesday, May 28, 2008 at 11:00 a.m., local time.
     The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:
1.	The election of three directors of the Company for a term of three years.

2.	The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

3.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.
     The Board of Directors is not aware of any other business to come before the Annual Meeting.
     Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Stockholders of record at the close of business on April 15, 2008, are the stockholders entitled to vote at the Annual Meeting and any adjournment thereof.
     You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.
BY ORDER OF THE BOARD OF DIRECTORS

MARY JO GUNTER
SECRETARY
Jasper, Alabama
April 28, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT
PINNACLE BANCSHARES, INC.
1811 Second Avenue
Jasper, Alabama 35501
(205) 221-4111
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
May 28, 2008
INTRODUCTION
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pinnacle Bancshares, Inc. (the “Company”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the CHS Activity Center, 204 19th Street East, Jasper, Alabama on Wednesday, May 28, 2008, at 11:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to stockholders on or about April 28, 2008.
VOTING AND REVOCATION OF PROXIES
     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are given, properly executed proxies which have not been revoked will be voted FOR Proposal I to elect the nominees for directors set forth below and FOR Proposal II to ratify the appointment of KPMG LLP as the Company’s independent auditors. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. The proxies solicited on behalf of the Board of Directors confer discretionary authority upon the holders thereof with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Certificate of Incorporation. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted (“broker no votes”) will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.
     Stockholders who execute the form of proxy enclosed herewith retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder’s proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     The securities which can be voted at the Annual Meeting consist of shares of the Company’s Common Stock. Stockholders of record as of the close of business on April 15, 2008 (the “Record Date”) are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 1,390,679 shares of the Common Stock were issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     The following table sets forth, as of the Record Date, certain information as to the persons believed by management to be the beneficial owners of more than 5% of the outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group. This information is based on the most recent reports filed by such persons with the Securities and Exchange Commission (“SEC”) or information provided to the Company by such persons.

			Percent of Shares
Name and Address of	Amount and Nature of		of Common Stock
Beneficial Owners	Beneficial Ownership(1)		Outstanding
All Executive Officers and	201,199	(2)	14.4%
Directors as a Group (9 persons)

Jeffrey L. Gendell Tontine Management, L.L.C.	130,600	(3)	9.4%
Tontine Financial Partners, L.P. 55 Railroad Avenue Greenwich, CT 06830

(1)	A person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) of which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares, and “investment power” is the power to dispose or direct the disposition of shares.

(2)	Includes shares owned directly by directors and officers of the Company as well as shares held by their spouses and minor children and trusts of which certain directors are trustees, but does not include shares held or beneficially owned by other relatives as to which they disclaim beneficial ownership. Also includes shares of Common Stock underlying options granted under the Pinnacle Bancshares, Inc. 1996 Stock Option and Incentive Plan (the “Option Plan”) which are exercisable within 60 days of the Record Date and shares allocated to participants in the Pinnacle Bank 401(k) retirement plan.

(3)	Mr. Gendell serves as the Managing Member of Tontine Management, L.L.C., a Delaware limited liability company (“TM”), which is the general partner of Tontine Financial Partners, L.P., a Delaware limited partnership (“TFP”). TM has the power to direct the affairs of TFP, including decisions respecting the disposition of the proceeds from the sale of the shares. Mr. Gendell directs TM’s operations. Mr. Gendell reported sole voting and dispositive power of 6,000 shares and shared voting and dispositive power with TM and TFP of 124,600 shares as of December 31, 2006.

PROPOSAL I — ELECTION OF DIRECTORS
     The Company’s Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, the members of each class to serve for a term of three years and until their successors are elected and qualified. The Board of Directors currently consists of eight members. The Nominating and Corporate Governance Committee of the Board of Directors has nominated O. H. Brown, Sam W. Murphy and Al H. Simmons to serve for three-year terms or until their successors are elected and qualified. Delaware law and the Company’s Bylaws provide that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.
     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. Stockholders are not entitled to cumulate their votes for the election of directors. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Nominating and Corporate Governance Committee of the Board of Directors may recommend or the Board of Directors may reduce the number of directors to eliminate the vacancy.
     The following table sets forth for each nominee and for each director continuing in office, including the named executive officer, such person’s name, age, the year he first became a director and the number of shares and percentage of Common Stock beneficially owned.
     The Board of Directors recommends a vote “FOR” the nominees named below as directors of the Company.

			PRESENT	SHARES OF
		YEAR FIRST	TERM	COMMON STOCK	PERCENT
		ELECTED	TO	BENEFICIALLY	OF
NAME	AGE(1)	DIRECTOR(2)	EXPIRE	OWNED(3)	CLASS
BOARD NOMINEES FOR TERMS TO EXPIRE IN 2011

O. H. Brown	63	1989	2008	12,800	*
Sam W. Murphy	60	1981	2008	24,210	1.7%
Al H. Simmons	60	1979	2008	68,711	4.9%

DIRECTORS CONTINUING IN OFFICE

James W. Cannon	64	1990	2009	10,566	*
William W. Humphries, Jr.	60	2007 (4)	2009	1,972	*
Robert B. Nolen, Jr.	49	1994	2009	31,370 (5)	2.2%
Greg Batchelor	52	1983	2010	47,120	3.4%
James T. Waggoner	70	1996	2010	450	*

*	Less than 1% of shares outstanding.

(1)	At December 31, 2007.

(2)	Includes term of office as director of Pinnacle Bank (the “Bank”) prior to formation of the Company as the holding company for the Bank in January 1997. Each director of the Company is also a director of the Bank.

(3)	At the Record Date. A person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares, and “investment power” is the power to dispose or direct the disposition of shares. Includes shares owned directly by the named individuals as well as shares held by their spouses and minor children and trusts of which certain of such persons are trustees, but does not include shares held or beneficially owned by other relatives as to which they disclaim beneficial ownership. Also includes shares of Common Stock underlying options granted under the Option Plan which are exercisable within 60 days of the Record Date. See “Voting Securities and Principal Holders Thereof.”

(4)	Effective August 6, 2007, the Board appointed Mr. Humphries to fill the vacancy resulting from the retirement of Max Perdue. Mr. Humphries was also appointed as a member of the Board of Directors of the Bank.

(5)	Includes 19,370 shares allocated to Mr. Nolen’s account in the Bank’s 401(k) retirement plan and options to acquire 10,000 shares under the Option Plan.

     Listed below is certain information about the principal occupations of the Board nominees and the other directors of the Company. Unless otherwise noted, all such persons have held these positions for at least five years.
     O. H. BROWN, is a certified public accountant, presently with the accounting firm of Haynes Downard, LLP, Jasper, Alabama. Previously, he was with Warren, Averett, Kimbrough and Marino, LLC.
     SAM W. MURPHY is Chairman of the Board, Chief Executive Officer and Sales Manager of Murphy Furniture Manufacturing Co., Inc., a furniture manufacturer located in Jasper, Alabama.
     AL H. SIMMONS joined the Company in 1973 and served as President of the Company from 1979 until 1994. Mr. Simmons was Chairman of the Board of Directors of each of the Company and the Bank from 1989 to 2005. Mr. Simmons is an insurance agent with Pittman & Associates, Inc., Birmingham, Alabama.
     JAMES W. CANNON is retired. Previously, he was Senior Vice President — Operations of Burton Golf, Inc., a manufacturer of golf bags headquartered in Fort Walton Beach, Florida. In May 2005, Mr. Cannon was elected Chairman of the Board of Directors of each of the Company and the Bank.
     WILLIAM W. HUMPHRIES, JR. is President of Bankhead Land & Timber Co., Inc., Jasper, Alabama.
     ROBERT B. NOLEN, JR. joined the Company in 1987 as First Vice President, Chief Financial Officer and Treasurer. In 1990, Mr. Nolen was appointed Executive Vice President of the Company, and in 1994, Mr. Nolen was appointed President and Chief Executive Officer of the Company.
     GREG BATCHELOR has been President of Dependable Sporting Center in Russellville, Alabama since 1992. Prior to that, he was Manager.
     JAMES T. WAGGONER is President of Birmingham Business Consultants, LLC, a healthcare consulting firm, Birmingham, Alabama. Previously, he was Vice President, External Affairs, HealthSouth Corporation. He also serves as an Alabama State Senator.
Other Executive Officer
     MARY JO GUNTER, age 54, is Vice President and Corporate Secretary of the Company and Senior Vice President — Banking Services and Corporate Secretary of the Bank. Ms. Gunter joined the Bank in 1976 and has served in various lending related positions within the Bank. She is responsible for branch operations, personnel, loan servicing and other customer service areas.
CORPORATE GOVERNANCE AND OTHER MATTERS
Board of Directors and Stockholder Meetings
     The Board of Directors met five times during the fiscal year ended December 31, 2007. All directors attended at least 75% of the Board of Directors meetings and assigned committee meetings in 2007. The Company encourages directors attendance at its annual stockholder meetings and requests that directors make reasonable efforts to attend such meetings. All of the members of the Board of Directors except for Mr. Waggoner attended the 2007 Annual Meeting of Stockholders.
Board of Director Independence
     Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be “independent directors.” The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that Messrs. Batchelor, Brown, Cannon, Murphy, Humphries and Waggoner are independent directors of the Company as defined in American Stock Exchange (“Amex”) listing standards.
     Independent members of the Board of Directors of the Company met in executive session without management present one time during the fiscal year ended December 31, 2007 and are scheduled to do so at least annually.
Stockholder Communications
     Stockholders may communicate directly with members of the Board of Directors or the individual chairman of standing Board of Directors committees by writing directly to those individuals at the following address: 1811 Second Avenue, Jasper, Alabama 35501. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual, unless the Company believes the communication may pose a security risk. The Board of Directors reserves the right to revise this policy in the event it is abused, becomes unworkable or otherwise does not efficiently serve the policy’s purpose.
Code of Ethics
     The Board of Directors has adopted a Code of Ethics that applies to all officers, other employees and directors. A link to the Code of Ethics is on the “Corporate Governance” portion of the Company’s website at: http://www.pinnaclebancshares.com. Any waiver or substantial amendment of the Code of Ethics applicable to our directors and executive officers also will be disclosed on our website.
COMMITTEES OF THE BOARD OF DIRECTORS
     The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of Amex listing standards.
     The Board of Directors has adopted a charter for each of the three standing committees. Links to these committee charters are on the “Corporate Governance” portion of the Company’s website at: http://www.pinnaclebancshares.com.
Audit Committee
     The members of the Audit Committee are O. H. Brown, who serves as the chairman, and Messrs. Cannon and Murphy. Each of the members of the committee is independent within the meaning of Amex listing standards and SEC rules. The Board of Directors has determined that Mr. Brown is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.
     The Audit Committee has oversight responsibility for the quality and integrity of the Company’s financial statements. The committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The Audit Committee met four times during 2007. The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Company; (ii) the Company’s internal financial and accounting processes; and (iii) the independent audit process. Additionally, the Audit Committee has responsibilities relating to: (i) public accounting firms; (ii) complaints relating to accounting, internal accounting controls or auditing matters; (iii) authority to engage advisors; and (iv) funding as determined by the Audit Committee. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter adopted by the Board of Directors, available on the “Corporate Governance” portion of the Company’s website at: http://www.pinnaclebancshares.com.
     The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent auditor. The policy requires that all services to be provided by the independent auditor, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided during 2007.
Compensation Committee
     The members of the Committee are Messrs. Murphy (Chairman), Waggoner and Batchelor, each of whom is a non-employee director and is also independent within the meaning of Amex listing standards. The Compensation Committee met one time during 2007. The functions of the Compensation Committee include making recommendations to the Board of Directors concerning compensation, including incentive compensation, of the executive officers and directors. The Compensation Committee also administers our stock incentive plans. A link to the Compensation Committee Charter is on the “Corporate Governance” portion of our website at: http://www.pinnaclebancshares.com.
     Executive Compensation Philosophy. Our Company seeks to provide an executive compensation package that is driven by our overall financial performance, our shareholder value, the success of the business unit directly impacted by an executive’s performance, and the performance of an individual executive. We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking. We believe, however, that information regarding pay practices at other companies is useful in at least two respects: First, we recognize that our compensation practices must be competitive in the marketplace. Second, marketplace information is one of the many factors that our senior executives and the Compensation Committee consider in assessing the reasonableness of compensation. We rely upon our judgment about each individual — not on rigid formulas or short-term changes in business performance — in determining the amount and mix of compensation elements and whether each particular payment or award provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value. Key factors affecting our judgment include:
•	Compensation decisions are driven by a pay-for-performance philosophy.

•	Total compensation opportunities should be comparable to the marketplace when Company performance is acceptable.

•	Increased compensation is appropriate based on an employee’s increased contribution.

•	Total direct compensation should consist of variable compensation.
     The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain employees critical to the Company’s long-term success and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer financial institutions. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executives should include both cash and stock-based compensation that recognizes and rewards superior performance.
     Objectives of Executive Compensation. The Compensation Committee believes that the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals set by the Company, and which aligns executives’ interests with those of the Company’s stockholders by rewarding performance above established goals, with the ultimate objective of directly and indirectly influencing stockholder value. The objectives of our executive compensation program are to:
•	attract and retain quality executive leadership,

•	enhance the individual executive’s performance,

•	align incentives with the business unit and Company areas most directly impacted by the executive’s leadership and performance,

•	increase stockholder value,

•	improve our overall performance, and

•	drive and reward performance, which supports the Company’s core values.
     The Compensation Committee strives to meet these objectives while maintaining market competitive pay levels. We also consider each senior executive’s current salary and an appropriate balance between incentives for long-term and short-term performance. In addition, we review a spreadsheet setting forth the total compensation potentially payable to and the benefits accruing to the senior executive.
     Role of Executive Officers. The Compensation Committee makes all compensation decisions for the President and Chief Executive Officer of the Company. The President and Chief Executive Officer annually reviews the performance of each senior executive officer. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee considers the President and Chief Executive Officer’s recommendations when making its final compensation decisions for all executives other than the President and Chief Executive Officer.
     The Compensation Committee will engage compensation consultants as appropriate. The Committee also considers salary compensation of CEOs for similar financial institutions in the southeastern United States.
     Compensation Elements and Rationale for Pay Mix Decisions. The Company intends to continue its strategy of compensating its executives through programs that emphasize performance-based incentive compensation. The Company structures annual and long-term cash and non-cash executive compensation to motivate its executives to achieve the business goals set by the Board of Directors and reward the executives for achieving our goals. For the executive officers, including the named executive officer, the current compensation package includes:
•	base salary,

•	possible cash bonus incentives based on profits and stock prices, and

•	retirement, health and welfare benefits.
Nominating and Corporate Governance Committee
     The independent members of the Board of Directors serve as the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re-election to the Board of Directors, including those recommendations submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of corporate governance policies. In 2007, the Nominating and Corporate Governance Committee held three meetings. A link to the Nominating and Corporate Governance Committee Charter is on the “Corporate Governance” portion of our website at http://www.pinnaclebancshares.com.
     It is a policy of the Nominating and Corporate Governance Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have skills and expertise appropriate for the Company and serving the long-term interests of the Company’s stockholders. The committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any related of party transactions with the Company during the applicable time period (incumbent directors whose terms are to expire do not participate in such review); and (2) in the case of new director candidates, the committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The committee meets to discuss and consider such candidates’ qualifications, including whether the nominee is independent within the meaning of Amex and SEC rules, and then selects a candidate for recommendation to the Board of Directors by majority vote. In seeking potential nominees, the Nominating and Corporate Governance Committee uses its and management’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the committee rejected a timely director nominee from a stockholder(s) holding more than 5% of the Company’s voting stock.
     The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided the stockholders follow the procedures set forth in the Company’s Certificate of

Incorporation. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise.
     The Company’s Certificate of Incorporation provides that, to be timely, a stockholder’s notice of nomination must be delivered or mailed to the Secretary of the Company not less than 30 days nor more than 60 days prior to an annual meeting; provided, however, that in the event that less than 40 days’ notice of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be not later than close of business on the 10th day following the date on which notice is mailed. A stockholder’s notice of nomination must also set forth as to each person who the stockholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of the Company which are beneficially owned by such person, and (d) any other information reasonably requested by the Company. Stockholder nominations may be proposed by any stockholder eligible to vote at an annual meeting, provided the notice is timely and complies with the informational requirements of the Certificate of Incorporation. To be timely under the Certificate of Incorporation, nominations by any stockholder eligible to vote at the Annual Meeting must be received by the Company on or before April 28, 2008.
     The Nominating and Corporate Governance Committee may reject any nomination by a stockholder not made in accordance with the requirements of the Company’s Certificate of Incorporation. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the chairman of the annual meeting shall, if the facts warrant, determine at the annual meeting whether the nomination was made in accordance with the terms of the Certificate of Incorporation.
Executive Committee
     The Board of Directors of the Company has established an Executive Committee which, when the Board is not in session, may exercise all of the authority of the Board except to the extent that such authority is limited by law or Board resolution. Members of the Executive Committee are Messrs. Cannon (Chairman), Murphy, Nolen, Brown and Humphries. During 2007, the Executive Committee conducted 10 meetings.
AUDIT COMMITTEE REPORT
     In accordance with its written Charter, as adopted and amended by the Board of Directors, the Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2007, the Committee met four times.
     In discharging its oversight responsibility as to the audit process, the Committee obtained from KPMG LLP (“KPMG”) a formal written statement describing all relationships between KPMG and the Company that might bear on KPMG’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with KPMG any relationships that may impact KPMG’s objectivity and independence and satisfied itself as to KPMG’s independence. The Committee also discussed with management, the internal auditor and KPMG the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both KPMG and management their audit plans, audit scope, and identification of audit risks.
     The Committee reviewed and discussed with KPMG all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of KPMG’s examination of the financial statements. The Committee also discussed the results of the internal audit examinations.
     The Audit Committee reviewed the Company’s internal controls and met with management and the auditors to receive any information concerning significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent registered public accounting firm and management prior to the release of the Company’s quarterly financial information and the filing of any such information with the Securities and Exchange Commission.
     The Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2007, with management and KPMG. Management has the responsibility for the preparation of the Company’s financial statements, and the independent auditors have the responsibility for the examination of those statements.
     The Committee obtained a letter of representation from KPMG stating that the December 31, 2007 audit was subject to KPMG’s quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of KPMG personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.
     The Audit Committee intends to reappoint the independent auditors, subject to stockholder ratification of such appointment at the 2008 Annual Meeting of Stockholders.

Date: March 26, 2008	O.H. Brown, Chairman
James W. Cannon
Sam W. Murphy
EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table summarizes the compensation earned or awarded for services rendered in all capacities by the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) for the years ended December 31, 2006 and 2007.

Non-
						Non-Equity	Qualified
						Incentive	Deferred
						Plan	Compensa-	All Other
Name and				Stock	Option	Compensa-	tion	Compensa-
Principal Position	Year	Salary	Bonus	Award(s)	Award(s)	tion	Earnings	tion	Total

Robert B. Nolen, Jr.	2006	$145,436	N/A	N/A	N/A	N/A	N/A	$6,786 (1)	$152,222
President, CEO and CFO	2007	$149,796	N/A	N/A	N/A	N/A	N/A	$6,396	$156,192

(1)	All other compensation includes Company matching contributions to the account of Mr. Nolen under our Profit Sharing Retirement Plan. Excludes a car allowance of $700 per month paid to Mr. Nolen in each of 2006 and 2007.

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth the outstanding equity based awards held by our named executive officer as of December 31, 2007.

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan Awards:
			Equity					Awards:	Market or
			Incentive					Number of	Payout
			Plan Awards:				Market	Unearned	Value of
	Number of	Number of	Number of			Number of	Value of	Shares,	Unearned
	Securities	Securities	Securities			Shares or	Shares or	Units, or	Shares,
	Underlying	Underlying	Underlying			Units of	Units of	Other	Units, or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights	Other Rights
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	Exercisable(1)	Unexercisable	Options	Price	Date	Vested	Vested	Not Vested	Not Vested
Robert B. Nolen, Jr.	10,000	N/A	N/A	$10.125	5/26/09	N/A	N/A	N/A	N/A

(1)	The fair market value of the Common Stock at December 31, 2007, was $11.25 per share.
Employment Agreement
     On January 26, 2000, the Company and the Bank entered into an employment agreement with Robert B. Nolen, Jr., which amends and restates Mr. Nolen’s prior employment agreement with the Bank. The agreement provides for Mr. Nolen to serve as President and Chief Executive Officer of each of the Company and the Bank for a term of three years and receive a current base salary of $156,000 per annum, subject to annual adjustments; provided, however, that any reduction of Mr. Nolen’s salary shall be commensurate with a general reduction in the salaries of the Bank’s senior officers. The agreement provides for a salary review by the Board of Directors not less often than annually, as well as for an extension for an additional one-year period beyond then expiration date. In the event of his voluntary termination of employment under the agreement, Mr. Nolen has agreed that for a period of one year after the effective date of such termination, he will not within Walker and Jefferson Counties, Alabama, compete with the Company or the Bank or recruit or solicit for employment any current or future employee of the Company or the Bank. In the event of a termination of Mr. Nolen’s employment without just cause (as defined in the agreement), Mr. Nolen will be entitled to his salary for an additional 12-month period and continued health, life, disability and other benefits. In the event (i) Mr. Nolen voluntarily terminates his employment as a result of a constructive discharge (e.g., a material reduction without reasonable cause in his base compensation or a material diminution or reduction in his responsibilities or authority), (ii) Mr. Nolen is terminated following a change in control (as defined in the agreement), (iii) Mr. Nolen voluntarily terminates his employment within 24 months after a change in control and a constructive discharge, or (iv) Mr. Nolen voluntarily terminates his employment after 24 months but within 36 months following a change in control, Mr. Nolen shall be entitled to payments equal to the amount of 2.99 times the average annual compensation to Mr. Nolen during the five years immediately prior to the termination. Based on Mr. Nolen’s annual compensation as of December 31, 2007, if any of such provisions were to be effective, it would result in a payment to Mr. Nolen of approximately $453,000. In addition, if Mr. Nolen terminates his employment within 12 months following a change in control, he will be entitled to receive his salary for an additional 12-month period and, if he terminates his employment after 12 months but within 24 months following a change in control, he will be entitled to receive such salary for an additional 24-month period. The agreement also provides for the inclusion of Mr. Nolen in any present or future employee benefit plans or programs of the Company and the Bank for which executives are or will become eligible, customary fringe benefits, vacation and sick leave.
Profit Sharing Retirement Plan
     The Company’s Profit Sharing Retirement Plan is a tax-qualified plan that covers all eligible salaried and hourly employees. The plan is an “individual account plan” and as such the ultimate benefit is a derivative of the contributions made and the performance of the underlying investments. Under the terms of the qualified 401(k)

plan, employees may contribute up to 100% of their compensation or $15,000, whichever is less. The Company matches 100% of the contributions up to the first 3% of salary and 50% of the next 2% of the contribution. Participants self direct their respective investments from an approved list of investment options. For the year ended December 31, 2007, the named executive officer participated in the plan. The Company’s contributions to the plan were $90,551 and $96,914 in the years ended December 31, 2007 and 2006, respectively.
DIRECTOR COMPENSATION
     The following table provides information concerning the fees and other compensation of the Board of Directors for the year ended December 31, 2007.

					Change in
					Pension Value
				Non-Equity	and
	Fees			Incentive	Nonqualified
	Earned			Plan	Deferred	All Other
	or Paid	Stock	Option	Compensa-	Compensa-	Compensa-
Name	in Cash	Awards	Awards	tion	tion Earnings	tion	Total

O.H. Brown	$27,000	N/A	N/A	N/A	N/A	N/A	$27,000
Sam W. Murphy	$17,600	N/A	N/A	N/A	N/A	N/A	$17,600
Al H. Simmons	$13,400	N/A	N/A	N/A	N/A	N/A	$13,400
James W. Cannon	$32,800	N/A	N/A	N/A	N/A	N/A	$32,800
William W. Humphries	$6,800	N/A	N/A	N/A	N/A	N/A	$6,800
Greg Batchelor	$14,800	N/A	N/A	N/A	N/A	N/A	$14,800
James T. Waggoner	$12,200	N/A	N/A	N/A	N/A	$30,000 (1)	$42,200

(1)	See “Certain Transactions” below.
     The members of the Board of Directors of the Company currently do not receive fees in their capacity as such.
     Non-employee directors of the Bank currently each receive a monthly fee of $400, plus an additional $600 for each Board meeting attended. In addition, non-employee directors receive a fee of $200 for each committee meeting attended, and director O.H. Brown receives a fee of $200 for each Loan Approval Committee meeting attended. The Chairman of the Board receives an additional $1,000 per month. Mr. Nolen does not receive any fees or other compensation as a director of the Bank.
     The Compensation Committee annually reviews and makes recommendations regarding director compensation. These recommendations are based upon, among other things, the Committee’s consideration of compensation paid to directors of comparable financial institutions.
CERTAIN TRANSACTIONS
     The Bank makes available loans to directors, officers and other employees, including mortgage loans for the purchase or refinancing of their residences. It is the belief of management that these loans neither involve more than normal risk of collectability nor present other unfavorable features. Such loans have been made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing for comparable transactions with non-affiliated persons. Management believes that all loans made by the Bank to directors, officers and other employees were in compliance with federal regulations in effect at the time the loans were made.

     Birmingham Business Consultants, LLC, renders advice and counsel to the Bank in connection with public relations strategies and other matters for a fee of $2,500 per month. James T. Waggoner is President of Birmingham Business Consultants, LLC.
     The Bank’s former main office building is owned by the Bank and is situated on land leased from entities associated with the Simmons family. Under the terms of the lease for this office, a monthly payment of $1,598 is made for the grounds and 36 parking spaces. The Bank has been granted a right of first refusal to purchase the land. The Jasper Mall Branch building is also owned by the Bank and is situated on land leased from an entity associated with the Simmons family. The lease for the land on which the Jasper Mall Branch is located currently provides annual rental of $30,950 to the entity associated with the Simmons family. The lease runs through 2017.
     The Bank leases its Haleyville Branch Office facilities from Cecil Batchelor, the father of director Greg Batchelor. The lease currently provides for an annual rental of $50,037.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     During the year ended December 31, 2007, Section 16(a) of the Securities Exchange Act of 1934 required the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during the year ended December 31, 2007, all such filing requirements were complied with, except that an initial report of Common Stock ownership was not filed on a timely basis by William W. Humphries, Jr., but the report was subsequently filed. The Company believes that the late filing was inadvertent.
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     KPMG LLP (“KPMG”) served as the Company’s independent auditors for the year ended December 31, 2007. The Audit Committee presently intends to renew the Company’s arrangement with KPMG to serve as the Company’s independent auditors for the fiscal year ending December 31, 2008, subject to ratification of such appointment by the Company’s stockholders at the Annual Meeting. Action by stockholders is not required by law in the selection of independent auditors, but the proposal is submitted by the Board of Directors in order to give stockholders an opportunity to ratify the selection. If stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider the selection of independent auditors.
     A representative of KPMG is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.
     Ratification of the appointment of the independent auditors must be approved by a majority of the votes cast by the stockholders of the Company at the Annual Meeting. The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of the independent auditors.

Audit Fees and Other Matters
     KPMG provided audit services to the Company consisting of the annual audit of the Company’s 2007 and 2006 consolidated financial statements contained in the Company’s Annual Reports on Form 10-KSB and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-QSB for 2007 and 2006.

	Fiscal Year	% of	Fiscal Year	% of
Fee Category	2007	Total	2006	Total
Audit Fees	$99,500	%	$93,500	%
Audit-Related Fees	$—	—%	$—	—%
Tax Fees	$20,000	%	$20,000	%
All Other Fees	$—	—%	$—	—%

Total Fees	$119,500	100%	$113,500	100%

     KPMG did not provide any services related to the financial information systems design and implementation to the Company during 2007 and 2006.
Audit Fees
     These are fees related to professional services rendered in connection with the audit of the Company’s annual financial statements, reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-QSB, and accounting consultations that relate to the audited financial statements and are necessary to comply with generally accepted auditing standards.
Tax Fees
     These are fees billed for professional services related to tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.
Policy on Pre-approval of Audit and Permissible Non-audit Services
     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG. The Audit Committee is authorized to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether these services are consistent with the auditors’ independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. For 2007 and 2006, non-audit services included only those services described above for “Tax Fees.” All of the tax services and related fees were approved in advance by the Audit Committee.
OTHER MATTERS
     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Certificate of Incorporation, which provides an advance notice procedure for certain business to be brought before an annual meeting of stockholders. Under the Certificate of Incorporation and SEC rules, if a stockholder notifies the Company after April 28, 2008 of such stockholder’s intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting without any discussion of the matter in this Proxy Statement.
MISCELLANEOUS
     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telegraph or telephone without additional compensation.
     The Annual Report to Stockholders for the year ended December 31, 2007, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated herein by reference.
STOCKHOLDER PROPOSALS
     In order to be eligible for inclusion in the proxy statement and proxy relating to the Annual Meeting , any stockholder proposal to take action at such meeting must have been received by the Secretary of the Company at 1811 Second Avenue, P.O. Box 1388, Jasper, Alabama no later than December 27, 2007. With respect to the Annual Meeting, if notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, is not received by April 28, 2008, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the Annual Meeting, or to consider and vote upon at such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company’s Certificate of Incorporation or Bylaws in effect at the time such proposal is received.
     The 2009 annual meeting of stockholders of the Company will be held on or about May 27, 2009.
BY ORDER OF THE BOARD OF DIRECTORS

MARY JO GUNTER
SECRETARY
Jasper, Alabama
April 28, 2008

PLEASE MARK VOTESREVOCABLE PROXY With- For All AS IN THIS EXAMPLEPINNACLE BANCSHARES, INC.Forhold Except 1.Election as directors of all nominees ANNUAL MEETING OF STOCKHOLDERS listed below (except as marked to the MAY 28, 2008contrary): O. H. Brown, Sam W. Murphy and Al H. Simmons The undersigned stockholder of Pinnacle Bancshares, Inc. (the “Company”) INSTRUCTION: To withhold authority to vote for any individual nominee, mark hereby appoints Robert B. Nolen, Jr. and Greg Batchelor, or either of them, with “For All Except” and write that nominee’s name in the space provided below. full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the CHS Activity Center, 204 19th Street East, Jasper, Alabama on Wednesday, May 28, 2008For Against Abstain at 11:00 a.m., local time, and at any and all adjournments thereof, as indicated2. Ratification of the appointment of below and as determined by a majority of the Board of Directors with respectKPMG LLP as independent auditors to such other matters as may come before the Annual Meeting.of the Company for the fiscal year ending December 31, 2008. 3.Such other matters as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors recommends a vote “FOR” the above proposals. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING AS TO WHICH THIS PROXY CONFERS DISCRETIONARY AUTHORITY, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Please be sure to sign and dateDateShould the undersigned be present and elect to vote at the Annual this Proxy in the box below.Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given Stockholder sign aboveCo-holder (if any) sign abovewith respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting. Detach above card, sign, date and mail in postage paid envelope provided. PINNACLE BANCSHARES, INC. The above signed stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement, and the Annual Report to Stockholders. Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.